UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2007

_____________________________

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2007, PHH Corporation (the “Company,” “we,” “us” or “our”) entered into (i) the First Amendment (the “364-Day Amendment”) to the unsecured $500 million 364-Day Revolving Credit Agreement (the “364-Day Agreement”), dated April 6, 2006, with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and administrative agent for the Lenders; and (ii) the First Amendment (the “Credit Amendment,” and together with the 364-Day Amendment, the “Amendments”) to the unsecured $750 million Credit Agreement (the “Credit Agreement,” and together with the 364-Day Agreement, the “Agreements”), dated as of July 21, 2006, among the Company, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the Lenders, and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders.

The Amendments (i) extended the maturity date for each of the Agreements until December 15, 2007; (ii) reduced the total commitments thereunder to $200 million and $415 million for the 364-Day Agreement and the Credit Agreement, respectively; and (iii) modified the interest rates paid on outstanding borrowings. Interest payable under the Agreements is based upon our senior unsecured long-term debt ratings. If the ratings on our senior unsecured long-term debt assigned by Moody’s Investors Service and Standard & Poor’s are not equivalent to each other, generally the higher credit rating determines pricing under the Agreements. At our current debt ratings, borrowings under the 364-Day Agreement bears interest at LIBOR plus a margin of 82.5 basis points (“bps”) plus a per annum facility fee of 17.5 bps, and borrowings under the Credit Agreement bears interest at LIBOR plus a margin of 100.0 bps. The other terms of the Agreements remained substantially unchanged with the effectiveness of the Amendments.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (the “Form 8-K”) and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K relating to the Amendments is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1
First Amendment to the unsecured $500 million unsecured 364-Day Revolving Credit Agreement, dated April 6, 2006, with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the Lenders.

Exhibit 10.2
First Amendment to the unsecured $750 million Credit Agreement, dated as of July 21, 2006, among the Company, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the Lenders, and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By: /s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: February 28, 2007